UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2016

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into Material Definitive Agreement.
On March 27, 2016, Avon Products, Inc., a New York corporation (the “Company”), entered into an Agreement (the “Agreement”) with an investor group led by Barington Capital Group, L.P. (collectively, “Barington”) that collectively owns over 3% of the outstanding shares of common stock of the Company.
Under the terms of the Agreement, Barington has been granted the right to approve the appointment of an independent director to the Company’s Board of Directors (the “Board”) that will be selected jointly by the Company and Cerberus Capital Management, L.P., in accordance with the terms of the Investor Rights Agreement, dated as of March 1, 2016, between the Company and an affiliate of Cerberus Capital Management, L.P. Also under the terms of the Agreement, Barington has agreed to withdraw its nominations for election to the Board at the Company’s 2016 annual meeting of shareholders and to vote all its shares in favor of the nominees proposed by the Board. The Agreement does not contain any standstill provisions.
The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
A copy of the joint press release issued by the Company and Barington Capital Group, L.P. announcing the entry into the Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Agreement, dated as of March 27, 2016, between Avon Products, Inc. and Barington
Exhibit 99.1	Joint Press Release of Avon Products, Inc. and Barington Capital Group, L.P., dated March 28, 2016

(Page 2 of 3 Pages)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By:	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: March 28, 2016

(Page 3 of 3 Pages)

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Agreement, dated as of March 27, 2016, between Avon Products, Inc. and Barington
99.1	Joint Press Release of Avon Products, Inc. and Barington Capital Group, L.P., dated March 28, 2016